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                   [Letterhead of PricewaterhouseCoopers LLP]


  June 29, 2004

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by First South Bancorp, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 25, 2004. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,


  /s/ PricewaterhouseCoopers LLP

  PricewaterhouseCoopers LLP